Exhibit 10.3

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated [●], 2021, is among Vintage Wine Estates, Inc., a Nevada corporation (“Parent”), Bespoke Sponsor Capital LP (“Sponsor”), Patrick A. Roney in his capacity as the Roney Representative and the parties listed as VWE Investors on the signature pages hereto (collectively, the “VWE Investors”) and the party listed as Fund Investor on the signature pages hereto (the “Fund Investor”, together with Sponsor and the VWE Investors, the “Investors”). Capitalized terms used but not defined herein or in Annex A have the meanings given in the Transaction Agreement.

RECITALS

A. Parent, Sponsor, VWE Acquisition Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Vintage Wine Estates, Inc., a California corporation (the “Company”), are the primary parties to a Transaction Agreement, dated February [●], 2021 (the “Transaction Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent; and

B. The Transaction Agreement contemplates that Parent, Sponsor and the VWE Investors (the “Parties”) have entered into this Agreement, which is effective and conditioned upon the occurrence of the Closing without further action.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I LOCK-UP AGREEMENTS

1.1    Specified Investor Lock-up. During the Lock-up Period, subject to Section 1.3, each Specified Investor agrees that such Specified Investor will not Transfer any (i) Common Shares or any equity securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Shares that were issued to such Specified Investor pursuant to the Merger on the Closing Date (including shares resulting from the Domestication described in Section 1.2(a)(iii) of the Transaction Agreement, (ii) Earnout Shares, and (iii) Common Shares issued with respect to such securities referred to in clauses (i) and (ii) by way of any share split, share dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event (“Transaction Common Shares”).

1.2    Hedging Included. The foregoing restriction also prohibits each Specified Investor from engaging in any hedging or other transaction during the Lock-up Period which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Specified Investor’s Transaction Common Shares even if such Transaction Common Shares would be disposed of by someone other than the Specified Investor. Such prohibited hedging or other transactions during such periods would include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of such Specified Investor’s Transaction Common Shares or with respect to any security that includes, relates to or derives any significant part of its value from such Transaction Common Shares.

1.3    Lock-up Exceptions. Notwithstanding anything else to the contrary in this Agreement, subject to the conditions below, each Specified Investor may Transfer its Transaction Common Shares during the applicable Lock-up Period in connection with (i) transfers or distributions to such Specified Investor’s direct or indirect Affiliates or to the estates of any of the foregoing; (ii) transfers by bona fide gift to a member of such Specified Investor’s immediate family or to a trust, the beneficiary of which is such Specified Investor or members of such Specified Investor’s immediate family for estate planning purposes; (iii) by virtue of the laws of descent and distribution upon death of such Specified Investor; (iv) pursuant to a qualified domestic relations order, (v) transfers to Parent’s or Sponsor’s officers, directors or their Affiliates, (vi) pledges of Transaction Common Shares as security or collateral in connection with a borrowing or the incurrence of any indebtedness by such Specified Investor (provided, however, that such borrowing or incurrence of indebtedness is secured by either a portfolio of assets or equity interests issued by multiple issuers), (vii) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control (provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, Transaction Common Shares subject to this Agreement will remain subject to this Agreement), (viii) the establishment of a trading plan pursuant to Rule 10b5-1 under the U.S. Exchange Act (provided, however, that such plan does not provide for the transfer of Transaction Common Shares during the Lock-up Period), (ix) transfers to satisfy tax withholding obligations in connection with the exercise of rights to purchase Common Shares or the vesting of stock-based awards; provided, however, that, in the case of any transfer pursuant to the foregoing clauses (i) through (v), it will be a condition to any such transfer that (A) the transferee or donee agrees to be bound by the terms of this Agreement (including the restrictions set forth in the preceding sentence) to the same extent as if such person were a party hereto and (B) each party (donor, donee, transferor or transferee) will not be required by Law to make, and will agree not to voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-up Period, other than ordinary course beneficial ownership filings as required by Law or listing requirements. In the case of any Specified Investor that is an entity, the Transfers permitted by this Section 1.3 will also apply to the person or entity that is the ultimate beneficial owner of all or a portion of the equity interests therein and therefore any such Transfers will be deemed permitted pursuant to this Section 1.3.

1.4    Transfers After Lock-up Period. After the applicable Lock-up Period, the Specified Investors will collaborate in good faith on sales of Transaction Common Shares (excluding (a) sales of fewer than 1% of the Common Shares outstanding pursuant to Rule 10b5-1 plans, (b) other open-market sales of fewer than 1% of outstanding Common Shares in any calendar quarter, and (c) sales pursuant to the registration rights granted in Article IV) with the objective of preventing artificial depression of Common Share trading prices for a substantial period.

ARTICLE II PARENT BOARD AND OTHER VOTING MATTERS

2.1    Initial Parent Board. Immediately following the consummation of the Merger, and pursuant to Section 5.17(a) of the Transaction Agreement, the Parent Board will be composed of the directors specified on Annex 5.17(a) to the Transaction Agreement.

2.2    Roney Directors. Until the annual meeting of Parent’s shareholders (the “Parent Shareholders”) held in 2028 (the “2028 Annual Meeting”):

(a)    Subject to the terms of this Agreement, the Roney Representative may designate up to five individuals (collectively, the “Roney Nominees”), for inclusion by Parent and the Parent Board (at least two of whom will qualify as independent directors under Nasdaq listing requirements to the extent then applicable to the Common Shares), acting through the nominating and governance committee of the Parent Board or (if there is none) through another committee of the Parent Board composed entirely of independent directors (the “Nominating Committee”), in the slate of nominees recommended to the Parent Shareholders for election as directors at any annual or special meeting of the Shareholders at which directors of Parent are to be elected. Notwithstanding the foregoing, if the combined beneficial ownership (as defined in SEC Rule 13d-3 but, for the avoidance of doubt, excluding Common Shares over which the Roney Representative has control solely pursuant to Section 2.2(c) or Section 2.5) of the Sebastiani Investors, the Roney Investors and the Rudd Investors:

(i)    (A) is reduced by at least 50%, but less than 75%, from that owned on the Closing Date (excluding reductions to the extent due to (1) the sale of Common Shares in which the Roney Representative has no pecuniary interest or (2) issuances unrelated to a Material Stock Acquisition) and (B) represents at least the Minimum Number, the Roney Representative will, without further action, only be entitled to designate up to three Roney Nominees;

(ii)    (A) is reduced by at least 75% from that owned on the Closing Date (excluding reductions to the extent due to (1) the sale of Common Shares in which the Roney Representative has no pecuniary interest or (2) issuances unrelated to a Material Stock Acquisition) and (B) represents at least the Minimum Number, the Roney Representative will, without further action, only be entitled to designate up to two Roney Nominees; and

(iii)    represents less than the Minimum Number, the Roney Representative will, without further action, no longer have any designation rights hereunder.

(b)    Except as otherwise provided herein, so long as the Roney Representative is entitled to designate Roney Nominees pursuant to Section 2.2(a) (the “Roney Director Designation Period”), in furtherance of that right: (i) in connection with each meeting or consent solicitation of Parent Shareholders at or by which directors are to be elected, the Parent Board (including any committee thereof) will nominate and recommend for election and include such recommendation in a timely manner in any proxy statement, consent solicitation or other applicable announcement to Parent Shareholders, and the Specified Investors will vote for, each Roney Nominee and (ii) Parent, acting through the Parent Board (including any committee thereof), will fill any vacancy of a Roney Nominee on the Parent Board with a Roney Nominee upon the Roney Representative’s request.

(c)    During the Roney Director Designation Period, by execution of this Agreement, each Specified Investor agrees to appoint the Roney Representative, with full power of substitution and resubstitution, as such Specified Investor’s true and lawful attorney and irrevocable proxy, to the fullest extent of such Specified Investor’s rights with respect to the Common Shares owned by such Specified Investor as of the relevant record date, to vote each of such Common Shares solely for the election or reelection of the Roney Nominees. Such appointment is coupled with an interest hereunder and is intended to be irrevocable for the purposes of this Agreement and for the duration of the Roney Director Designation Period.

(d)    Notwithstanding anything herein to the contrary, Parent will not be obligated to nominate or recommend the election or reelection of a Roney Nominee to the Parent Board (i) whom the Nominating Committee determines would not be qualified under applicable Law, rule or regulation to serve as a director of Parent or (ii) if the Parent Board, the Nominating Committee or another duly authorized committee of the Parent Board, after consultation with outside counsel, determines that so doing would be inconsistent with its fiduciary duties under applicable Law or would violate applicable Law.

2.3    Sponsor Directors. Until the 2028 Annual Meeting:

(a)    Subject to the terms of this Agreement, for so long as the Common Shares are listed on the TSX, Sponsor may designate up to two Sponsor Nominees (at least one of whom will qualify as an independent director under Nasdaq listing requirements to the extent then applicable to the Common Shares). Notwithstanding the foregoing, if the beneficial ownership (as defined in SEC Rule 13d-3 but, for the avoidance of doubt, excluding Common Shares over which Sponsor has control solely pursuant to Section 2.3(d)) of Sponsor:

(i)     (A) is reduced by at least 75% from that owned on the Closing Date (excluding reductions to the extent due to new issuances unrelated to a Material Stock Acquisition) and (B) represents at least the Minimum Number, Sponsor will, without further action, only be entitled to designate up to one Sponsor Nominee; and

(ii)    represents less than the Minimum Number, Sponsor will, without further action, no longer have any designation rights hereunder.

(b)    If at any time prior to the 2028 Annual Meeting, the Common Shares are no longer listed on the TSX, this Section 2.3(b) will apply and Section 2.3(a) will be of no further force and effect. Subject to the terms of this Agreement, Sponsor may designate up to four Sponsor Nominees, at least one of whom will qualify as an independent director under listing requirements then applicable to the Common Shares. Notwithstanding the foregoing, if the beneficial ownership (as defined in SEC Rule 13d-3 but, for the avoidance of doubt, excluding Common Shares over which Sponsor has control solely pursuant to Section 2.3(d)) of Sponsor:

(i)    (A) is reduced by at least 50%, but less than 75%, from that owned on the Closing Date (excluding reductions to the extent due to issuances unrelated to a Material Stock Acquisition) and (B) represents at least the Minimum Number, Sponsor will, without further action, only be entitled to designate up to two Sponsor Nominees;

(ii)    (A) is reduced by at least 75% from that owned on the Closing Date (excluding reductions to the extent due to new issuances unrelated to a Material Stock Acquisition) and (B) represents at least the Minimum Number, Sponsor will, without further action, only be entitled to designate up to one Sponsor Nominee; and

(iii)    represents less than the Minimum Number, Sponsor will, without further action, no longer have any designation rights hereunder.

(c)    Except as otherwise provided herein, so long as Sponsor is entitled to designate Sponsor Nominees pursuant to Section 2.3(a) or Section 2.3(b), as applicable, (the “Sponsor Director Designation Period”), in furtherance of that right: (i) in connection with each meeting or consent solicitation of Parent Shareholders at or by which directors are to be elected, the Parent Board (including any committee thereof) will nominate and recommend for election and include such recommendation in a timely manner in any proxy statement, consent solicitation or other applicable announcement to Parent Shareholders, and the Specified Investors will vote for, each Sponsor Nominee and (ii) Parent, acting through the Parent Board (including any committee thereof), will fill any vacancy of a Sponsor Nominee on the Parent Board with a Sponsor Nominee upon Sponsor’s request.

(d)    During the Sponsor Director Designation Period, by execution of this Agreement, each Specified Investor agrees to appoint Sponsor, with full power of substitution and resubstitution, as such Specified Investor’s true and lawful attorney and irrevocable proxy, to the fullest extent of such Specified Investor’s rights with respect to the Common Shares owned by such Specified Investor as of the relevant record date, to vote each of such Common Shares solely for the election or reelection of the Sponsor Nominees. Such appointment is coupled with an interest hereunder and is intended to be irrevocable for the purposes of this Agreement and for the duration of the Sponsor Director Designation Period.

(e)    Notwithstanding anything herein to the contrary, Parent will not be obligated to nominate or recommend the election or reelection of a Sponsor Nominee to the Parent Board (i) whom the Nominating Committee determines would not be qualified under applicable Law, rule or regulation to serve as a director of Parent or (ii) if the Parent Board, the Nominating Committee or another duly authorized committee of the Parent Board, after consultation with outside counsel, determines that so doing would be inconsistent with its fiduciary duties under applicable Law or would violate applicable Law.

2.4    Director Vacancies. Each Specified Investor agrees to vote, or cause to be voted, all Common Shares beneficially owned by such Specified Investor, or over which such Specified Investor has voting control, from time to time and at all times, in whatever manner is necessary to ensure that (a) no Sponsor Nominee or Roney Nominee may be removed from office unless (i) such removal is directed or approved by the affirmative vote of (A) Sponsor, with respect to any Sponsor Nominee, or (B) the Roney Representative, with respect to any Roney Nominee, or (ii) the applicable Director Designation Period has expired and (b) during the applicable Director Designation Period, any vacancies created by the resignation, removal or death of a Roney Nominee or a Sponsor Nominee will be filled pursuant to the provisions of this Article II. Parent and the Parent Board will take all actions necessary to fill such vacancy with such replacement director promptly upon written notice to Parent of the name of such replacement director by Sponsor, with respect to any Sponsor Nominee, or the Roney Representative, with respect to any Roney Nominee, subject, in each case, to the provisions of Section 2.2(d) or Section 2.3(e), as applicable. In the event that the size of the Parent Board is increased or decreased, then the number of individuals that the Roney Representative or Sponsor will have the right to designate under Section 2.2 or Section 2.3, as applicable, will be proportionally adjusted (rounded up or down to the nearest whole number) such that, following such change in the size of the Parent Board, the number of Roney Nominees or Sponsor Nominees, as applicable, as a percentage of the total number of directors on the Parent Board is equal to the number of individuals that the Roney Representative or Sponsor, as applicable, was entitled to designate as a percentage of the total number of directors on the Parent Board immediately prior to such change in size.

2.5    General Proxy. During the General Proxy Period, by execution of this Agreement, each of the Major Investors hereby appoints the Roney Representative, with full power of substitution and resubstitution, as such Major Investor’s true and lawful attorney and irrevocable proxy, to the fullest extent of such Major Investor’s rights with respect to the Common Shares owned by such Major Investor as of the Closing Date or hereafter acquired, to vote each such Common Share at each annual or special meeting of shareholders of Parent (or at any adjournment or postponement thereof or pursuant to any consent in lieu of a meeting) on all matters other than those matters covered by the proxies set forth in Section 2.2 and Section 2.3. Each Major Investor intends this proxy to be irrevocable during the General Proxy Period and coupled with an interest hereunder and hereby revokes any proxy previously granted by such Major Investor with respect to the Common Shares owned by such Major Investor as of the Closing Date or hereafter acquired. Notwithstanding any provision of this Agreement to the contrary, the proxy granted by Sponsor pursuant to this Section 2.5 will not apply to any Reserved Matter.

2.6    Transferred Shares. Notwithstanding anything in this Agreement to the contrary, any Common Shares Transferred for consideration at a time and in a manner not prohibited by this Agreement will be Transferred free and clear of any proxy granted pursuant to this Article II (and any such proxy will be of no further force and effect), excluding, for the avoidance of doubt, any Transfer at any time of the type described in Section 1.3 (so long as it will be a condition to any such Transfer that the transferee or donee agrees to be bound by the terms of this Agreement to the same extent as if such person were a party hereto).

2.7    Remaining Directors. Any directors not elected pursuant to the terms of this Agreement will qualify as independent directors under listing requirements then applicable to the Common Shares and will be recommended by the Nominating Committee and nominated by the Parent Board for inclusion in the slate of nominees recommended to the Parent Shareholders for election as directors at any annual or special meeting of the Shareholders at which directors of Parent are to be elected.

ARTICLE III REDEMPTION RIGHT; EARNOUT SHARES

3.1    Redemption Right.

(a)    PPP Note. The VWE Investors and the Fund Investor acknowledge and agree to be bound by the terms of Section 5.23 of the Transaction Agreement as if it were a party thereto. In accordance with Section 5.23 of the Transaction Agreement, to the extent that any portion of the PPP Note has not been forgiven prior to the Closing, on the earlier of (a) the Surviving Company’s receipt of notice from the applicable lender or the applicable Governmental Entity that any or all of the PPP Note will not be forgiven and (b) the date that is 18 months after the Closing Date (provided that confirmation of forgiveness of the entire amount of the PPP Note by the applicable lender and the applicable Governmental Entity will not have been received by the Surviving Company prior thereto), Parent will redeem from the VWE Investors and the Fund Investor, and the VWE investors and the Fund Investor will tender to Parent, for no consideration, Common Shares (the “PPP Redemption Shares”) having an aggregate value calculated pursuant to Section 5.23(b)(iii)(2) of the Transaction Agreement (valuing each Common Share at $10). The redemption and tender of the PPP Redemption Shares will be pro rata based on the proportionate ownership of each VWE Investor and the Fund Investor of the aggregate Common Shares owned by the VWE Investors and the Fund Investor, in each case, as of immediately after the Effective Time. For the avoidance of doubt, the transactions contemplated by this Section 3.1(a) will not be subject to the transfer limitations set forth in Article I.

(b)    The VWE Investors and the Fund Investor acknowledge and agree to be bound by the terms of Section 2.1(f)(ii) of the Transaction Agreement as if it were a party thereto. In accordance with Section 2.1(f)(ii) of the Transaction Agreement, to the extent that there is a Merger Consideration Deficit (such Merger Consideration Deficit to consist of one NV Parent Common Share for every $10 increment, and provided that no adjustment will be made for any divergence that is in an amount of $9.99 or less, subject to Section 2.8(b) of the Transaction Agreement) in excess of the Adjustment Escrow Deposit, Parent will redeem from the VWE Investors and the Fund Investor, and the VWE Investors and the Fund Investor will tender to Parent, for no consideration, Common Shares (the “Adjustment Redemption Shares”) having an aggregate value equal to such excess, valuing each Common Share at $10. The redemption and tender of the Adjustment Redemption Shares will be pro rata based on the proportionate ownership of each VWE Investor and the Fund Investor of the aggregate Common Shares owned by the VWE Investors and the Fund Investor, in each case, as of immediately after the Effective Time. For the avoidance of doubt, the transactions contemplated by this Section 3.1(b) will not be subject to the transfer limitations set forth in Article I.

3.2    HSR Act Compliance.

(a)    Each of the Investors entitled to receive Earnout Shares (as defined in the Transaction Agreement), subject to the terms and conditions of the Transaction Agreement, acknowledges and agrees that receipt of Earnout Shares is subject to compliance with the HSR Act. In the event that any Earnout Shares are issuable pursuant to Section 2.9 of the Transaction Agreement, Parent will not be obligated to issue any Earnout Shares to any Investor until either (i) such Investor has confirmed in writing that no filing is required to be made in connection therewith under the HSR Act or (ii) if filings are required to be made under the HSR Act in connection therewith, all such required filings have been made and the applicable waiting period has expired or been terminated with respect to the issuance of Earnout Shares to such Investor.

(b)    If an Investor determines that filings are required to be made under the HSR Act by it pursuant to Section 3.2(a), Parent will use reasonable best efforts to cooperate with such Investor in making the required HSR Act filings. For the avoidance of doubt, such cooperation will not require Parent to agree to any arrangement wherein Parent would be required to sell, hold separate or otherwise conduct its business in a specified manner to resolve any action or proceeding or threat of proceeding under the HSR Act so that such issuance of Earnout Shares may be effectuated.

ARTICLE IV REGISTRATION RIGHTS

4.1    Demand Registration.

(a)    Request. With respect to (x) Registrable Securities for which the applicable Lock-up Period has expired pursuant to the terms of this Agreement and (y) any Registrable Securities held by the Fund Investor, (i) any Major Investor holding not less than 10% of the Registrable Securities held by all VWE Investors, (ii) Sponsor, or (iii) the Fund Investor (such Investor or Investors being, collectively, a “Demanding Investor”) may make a written request to Parent for the Registration with the SEC under the U.S. Securities Act of all or part of such Demanding Investor’s Registrable Securities, which request will specify the number of shares of Registrable Securities to be disposed of by such Demanding Investor and the proposed plan of distribution therefor. Upon the receipt of any request for Registration pursuant to this Section 4.1(a), Parent will promptly notify the other Investors of the receipt of such request. Upon the receipt of any request for Registration made in accordance with the terms of this Section 4.1(a), Parent will use its reasonable best efforts to effect, at the earliest practicable date, such Registration under the U.S. Securities Act of:

(i)    the Registrable Securities that Parent has been so requested to Register by the Demanding Investor, and

(ii)    all Registrable Securities that Parent has been requested to Register by the other Investors pursuant to a written request given to Parent within 15 days after the giving of written notice by Parent to such other Investors of the request by the Demanding Investor;

all to the extent necessary to permit the disposition (in accordance with Section 4.1(b)) of the Registrable Securities so to be Registered; provided that,

(A)    Parent will not be required to effect more than a total of six demand Registrations pursuant to this Section 4.1(a) for the VWE Investors and the Fund Investor, collectively, and will not be required to effect more than a total of three demand Registrations pursuant to this Section 4.1(a) for Sponsor;

(B)    if the intended method of distribution is an underwritten public offering, then Parent will not be required to effect such Registration pursuant to this Section 4.1(a) unless such underwriting will be conducted on a “firm commitment” basis;

(C)    if Parent has previously effected a Registration pursuant to this Section 4.1(a) or has previously effected a Registration of which notice has been given to the Investors pursuant to Section 4.2 or Section 4.3, then Parent will not be required to effect any Registration pursuant to this Section 4.1(a) until a period of 180 days will have elapsed from the date on which such previous Registration ceased to be effective;

(D)    any Investor whose Registrable Securities were to be included in any such Registration pursuant to this Section 4.1(a), by written notice to Parent, may withdraw such request and, on Parent’s receipt of notice of such withdrawal with respect to a number of shares of Registrable Securities such that the Investor that has not elected to withdraw does not hold, in the aggregate, the requisite amount of shares of Registrable Securities to require or initiate a request for a Registration under clause (E) of this Section 4.1(a), Parent will not be required to effect such Registration; provided that, if the Investor that has elected to withdraw its request for Registration agrees to pay the Expenses related to such Registration, then the request for Registration will not be counted for purposes of determining the number of Registrations to which such Investor is entitled pursuant to this Section 4.1(a); and

(E)    Parent will not be required to effect any Registration to be effected pursuant to this Section 4.1(a) unless the shares of Registrable Securities proposed to be sold in such Registration have an aggregate price (calculated based upon the Market Price of such shares of Registrable Securities as of the date of such request) of at least $10,000,000.

(b)    Registration Statement Form. Registrations under Section 4.1(a) will be on Form S-1 or, if permitted by law, Form S-3 (or, in either case, any successor forms thereto) and will permit the disposition of the Registrable Securities pursuant to an underwritten offering unless the Demanding Investor determines otherwise, in which case pursuant to the method of disposition determined by such Demanding Investor.

(c)    Effective Registration Statement. A Registration requested pursuant to Section 4.1(a) will not be deemed to have been effected:

(i)    unless a registration statement with respect thereto has been declared effective by the SEC and remains effective in compliance with the provisions of the U.S. Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the shares of Registrable Securities covered by such registration statement until such time as all of such shares of Registrable Securities have been disposed of in accordance with such registration statement or there ceases to be any shares of Registrable Securities;

(ii)    if, after it has become effective, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity or court for any reason other than a violation of applicable Law solely by the Demanding Investor, and such Registration has not thereafter again become effective; or

(iii)    if, in the case of an underwritten offering, the conditions to closing specified in an underwriting agreement to which Parent is a party are not satisfied or waived other than by reason of any breach or failure by the Demanding Investor.

Any holder of Registrable Securities to be included in a registration statement may at any time withdraw a request for registration made pursuant to Section 4.1(a) in accordance with Section 4.1(a)(ii)(D).

(d)    Selection of Underwriters. The managing underwriter of each underwritten offering, if any, of Registrable Securities to be Registered pursuant to Section 4.1(a) will be a nationally recognized investment bank selected by agreement of Parent and the Selling Investor owning the largest number of shares of Registrable Securities to be Registered.

(e)    Priority in Requested Registration. If a Registration under this Section 4.1 involves an underwritten public offering and the managing underwriter of such underwritten offering advises Parent in writing (with a copy to each Selling Investor requesting that Registrable Securities be included in such registration statement) that, in such underwriter’s opinion, the number of shares of Registrable Securities requested to be included in such Registration exceeds the number of such securities that can be sold in such offering within a price range that is acceptable to the Selling Investor owning the largest number of shares of Registrable Securities requested to be included in such Registration, as stated by such Selling Investor to such managing underwriter, then Parent will include in such registration, to the extent of the number and type of securities that Parent is advised can be sold in such offering, the following: (i) first, all shares of Registrable Securities requested to be Registered and sold for the account of the Demanding Investor; (ii) second, any shares of Registrable Securities that the other Selling Investors have requested be included in such Registration pursuant to Section 4.1(a), (iii) third, any securities to be Registered and sold for the account of Parent, and (iv) fourth, other securities requested to Registered, if any.

4.2    Shelf Registration.

(a)    Registration Statement Covering Resale of Registrable Securities. Parent will prepare and file or cause to be prepared and filed with the SEC, no later 45 days following the date that Parent becomes eligible to use Form S-3 or its successor form (the “S-3 Eligibility Date”), a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the U.S. Securities Act Registering the resale from time to time by Investors of all of the Registrable Securities then held by or then issuable, including the Common Shares issuable as Earnout Shares, to Investors that are not covered by an effective registration statement on the S-3 Eligibility Date (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement will be on Form S-3 or another appropriate form permitting Registration of such Registrable Securities for resale by such Investors. Parent will use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the U.S. Securities Act at all times until the expiration of the Effectiveness Period.

(b)    Notification of Effectiveness. Parent will notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement.

(c)    SEC Limitations. Notwithstanding the Registration obligations set forth in this Section 4.2 and Section 4.5, in the event the SEC informs Parent that, as a result of the application of Rule 415, not all of the Registrable Securities can be Registered for resale as a secondary offering on a single registration statement, then Parent agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the SEC and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be Registered by the SEC on

Form S-3 or such other form available to Register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, Parent will be obligated to use its commercially reasonable efforts to advocate with the SEC for the Registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff (the “SEC Guidance”), including the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be Registered on a particular registration statement as a secondary offering (and notwithstanding that Parent used diligent efforts to advocate with the SEC for the Registration of all or a greater number of Registrable Securities), then, unless otherwise directed in writing by a holder to further limit its Registrable Securities to be included in such registration statement, the number of securities to be Registered on such registration statement will be reduced pro rata in accordance with the number of shares of Registrable Securities that each Investor has requested be included in such registration statement, regardless of the number of shares of Registrable Securities, subject to a determination by the SEC that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event that Parent amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clause (i) or (ii) above, Parent will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to Parent or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to Register for resale those Registrable Securities that were not Registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

(d)    Takedown.

(i)    If Parent receives a request from the holders of Registrable Securities with an estimated market value of at least $1,000,000 (the requesting holder(s) will be referred to herein as the “Requesting Holder”) that Parent effect the Underwritten Takedown of all or any portion of the Requesting Holder’s Registrable Securities, and specifying the intended method of disposition thereof, then Parent will promptly give notice of such requested Underwritten Takedown (each such request will be referred to herein as a “Demand Takedown”) at least 10 Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Demand Takedown to the other Investors and thereupon will use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of, (i) subject to the restrictions set forth in Section 4.6(b)(i), all Registrable Securities for which the Requesting Holder has requested such offering under Section 4.2(a), and (ii) subject to the restrictions set forth in Section 4.6(b)(i), all other Registrable Securities that any Selling Investors have requested Parent to offer by request received by Parent within seven Business Days after such holders receive Parent’s notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered. Promptly after the expiration of such seven-Business Day-period, Parent will notify all Selling Investors of the identities of the other Selling Investors and the number of shares of Registrable Securities requested to be included therein.

(ii)    Parent will only be required to effectuate two Underwritten Takedowns within any six-month period.

(iii)    If the managing underwriter in an Underwritten Takedown advises Parent and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, then the shares included in such Underwritten Takedown will be reduced in accordance with the process and priority set forth in Section 4.6(b)(i).

(iv)    Registrations effected pursuant to this Section 4.2 will be counted as demand Registrations effected pursuant to Section 4.1.

(v)    Selection of Underwriters. The managing underwriter of each underwritten offering, if any, of Registrable Securities to be Registered pursuant to Section 4.2(a) will be a nationally-recognized investment bank selected by agreement of Parent and the Selling Investor owning the largest number of shares of Registrable Securities to be Registered.

4.3    Piggyback Registration.

(a)    If Parent proposes to Register any of its securities under the U.S. Securities Act by Registration on any form other than Form S-4 or Form S-8 (or any successor or similar form(s)), whether pursuant to Registration rights granted to other holders of its securities or for sale for its own account, then it will give prompt written notice to each Investor of its intention to do so and of such Investors’ rights under this Section 4.3, which notice, in any event, will be given at least 30 days prior to such proposed Registration. Upon the written request of an Investor that holds Registrable Securities (a “Piggyback Requesting Investor”) made within 15 days after such Investor’s receipt of any such notice from Parent, which request will specify the Registrable Securities intended to be disposed of by such Piggyback Requesting Investor, Parent will, subject to Section 4.6(b), effect the Registration under the U.S. Securities Act of all Registrable Securities that Parent has been so requested to Register by the Piggyback Requesting Investors; provided that:

(i)    prior to the effective date of the registration statement filed in connection with such Registration and promptly following receipt of notification by Parent from the managing underwriter (if an underwritten offering) of the price at which such securities are to be sold, Parent will advise each Piggyback Requesting Investor of such price, and such Piggyback Requesting Investor will then have the right, exercisable in its sole discretion by delivery of written notice to Parent within five Business Days of such Piggyback Requesting Investor being advised of such price, irrevocably to withdraw its request to have its Registrable Securities included in such registration statement, without prejudice to the rights of any holder or holders of Registrable Securities to include Registrable Securities in any future Registration (or Registrations) pursuant to this Section 4.3 or to cause such Registration to be effected as a Registration under Section 4.1(a), as the case may be;

(ii)    if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the registration statement filed in connection with such Registration, Parent determines for any reason not to Register or to delay Registration of such securities, then Parent may, at its election, give written notice of such determination to each Piggyback Requesting Investor and (A) in the case of a determination not to Register, will be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from any obligation of Parent to pay the Expenses in connection therewith), without prejudice, however, to the rights of any Investor to include Registrable Securities in any future Registration (or Registrations) pursuant to this Section 4.3 or to cause such Registration to be effected as a Registration under Section 4.1(a), as the case may be, and (B) in the case of a determination to delay Registering, will be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other securities; and

(iii)    if such Registration was initiated by Parent for its own account and involves an underwritten offering, then each Piggyback Requesting Investor will sell its Registrable Securities on the same terms and conditions as those that apply to Parent, and the managing underwriter of each such underwritten public offering will be a nationally-recognized investment bank selected by Parent.

(b)    No registration effected under this Section 4.3 will relieve Parent of its obligation to effect any demand Registration under Section 4.1(a), and no registration effected pursuant to this Section 4.3 will be deemed to have been effected pursuant to Section 4.1(a).

4.4    Expenses. Parent will pay all Expenses in connection with any Registration initiated pursuant to Section 4.1(a) or Section 4.2, whether or not such registration ultimately becomes effective or all or any portion of the Registrable Securities originally requested to be included in such Registration is ultimately included in such registration.

4.5    Registration Procedures.

(a)    Obligations of Parent. Whenever Parent is required to effect any Registration under the U.S. Securities Act as provided in Section 4.1(a), Section 4.2 and Section 4.3, Parent will, as expeditiously as possible:

(i)    prepare and file with the SEC (which filing will, in the case of any Registration pursuant to Section 4.1(a), be made on or before the date that is 90 days after the receipt by Parent of the written request from the relevant Demanding Investor) the requisite registration statement to effect such registration and thereafter use its reasonable best efforts to cause such registration statement to become and remain effective; provided, however, that Parent may discontinue any Registration of its securities other than shares of Registrable Securities (and, under the circumstances specified in Section 4.8(b), its securities that are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

(ii)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the U.S. Securities Act and the U.S. Exchange Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the plan of distribution disclosed in such registration statement (the “Effectiveness Period”);

(iii)    furnish to each Selling Investor and each underwriter, if any, the number of copies reasonably requested by such Selling Investor or underwriter of (A) such drafts and final conformed versions of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference), (B) such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the U.S. Securities Act, in conformity with the requirements of the U.S. Securities Act, and (C) such other documents as such Selling Investor or underwriter may reasonably request in writing;

(iv)    use its reasonable best efforts to (A) Register or qualify all Registrable Securities and other securities, if any, covered by such registration statement under such securities laws (or “blue sky” laws) of such states or other jurisdictions within the United States as the Selling Investors reasonably request in writing, (B) keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and (C) take any other action that may be necessary or reasonably advisable to enable such Selling Investors to consummate the disposition in such jurisdictions of the securities to be sold by such Selling Investors, except that Parent will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not (but for the requirements of this subsection) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v)    use its reasonable best efforts to cause all Registrable Securities and other securities, if any, covered by such registration statement to be

Registered with or approved by such other Governmental Entity as may be necessary in the opinion of counsel to Parent and counsel to the Selling Investors to enable the Selling Investors to consummate the disposition of such Registrable Securities;

(vi)    use its reasonable best efforts to obtain and, if obtained, furnish to each Selling Investor, and each such Selling Investor’s underwriters, if any, (A) a signed opinion of counsel for Parent, dated the effective date of such registration statement (and, if such Registration involves an underwritten offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such offerings) in form and substance to such Selling Investor, and (B) a “cold comfort” letter, dated the effective date of such registration statement (and, if such Registration involves an underwritten offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters) and signed by the independent Registered public accounting firm that has certified Parent’s financial statements included or incorporated by reference in such registration statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent Registered public accounting firms customarily given in such offerings) in form and substance to such Selling Investor, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the independent Registered public accounting firm’s comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuers’ counsel and in independent Registered public accounting firms’ comfort letters delivered to underwriters in underwritten public offerings of securities;

(vii)    (A) notify each Selling Investor and seller of any other securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the U.S. Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and (B) at the written request of any such Selling Investor or any seller of other securities, promptly prepare and furnish to such Selling Investor a reasonable number of copies of a supplement to or an amendment of such prospectus so that, as thereafter delivered to the purchasers of such securities, such prospectus, as supplemented or amended, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(viii)    use its reasonable best efforts to obtain the withdrawal at the earliest possible moment of any order suspending the effectiveness of a registration statement relating to the Registrable Securities;

(ix)    make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earning statement will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 promulgated thereunder, and furnish to each Selling Investor and to the managing underwriter, if any, at least 10 days prior to the filing thereof a copy of any amendment or supplement to any registration statement or prospectus containing such earning statement;

(x)    otherwise comply with all applicable rules and regulations of the SEC and any other Governmental Entity having jurisdiction over the offering;

(xi)    if the Common Shares are then listed on a national securities exchange, use its reasonable best efforts to cause all Registrable Securities covered by a registration statement to be listed on such exchange;

(xii)    provide a transfer agent and registrar for the Registrable Securities covered by a registration statement no later than the effective date thereof;

(xiii)    enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Investor holding the largest number of shares of Registrable Securities covered by such registration statement reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification;

(xiv)    if requested by the managing underwriter(s) or the Selling Investor holding the largest number of shares of Registrable Securities being sold in connection with an underwritten offering, promptly (A) incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) and such Investor agree should be included therein relating to the plan of distribution with respect to such Registrable Securities (including information with respect to the number of shares of Registrable Securities being sold to such underwriters and the purchase price being paid therefor by such underwriters) and relating to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and (B) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

(xv)    cooperate with the Selling Investors and the managing underwriter, if any, (A) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold that do not bear any restrictive legends and (B) to enable such Registrable Securities to be in such share amounts and Registered in such names as the managing underwriter or, if none, the Selling Investor holding the largest number of shares of Registrable Securities being sold, may request at least three Business Days prior to any sale of Registrable Securities.

(b)    Delivery of Investor Information. As a condition to the obligations of Parent to complete any Registration pursuant to this Agreement with respect to the Registrable Securities of an Investor, such Investor must furnish to Parent in writing such information (the “Investor Information”) regarding itself, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it as are necessary to effect the Registration of such Investor’s Registrable Securities and as may be reasonably requested in writing by Parent. At least 30 days prior to the first anticipated filing date of a registration statement for any Registration under this Agreement, Parent will notify in writing each Investor of the Investor Information that Parent is requesting from that Investor, whether or not such Investor has elected to have any of its Registrable Securities included in the registration statement. If within ten days prior to the anticipated filing date Parent has not received the requested Investor Information from an Investor, then Parent may file the registration statement without including Registrable Securities of that Investor.

(c)    Prospectus Distribution. Each Investor agrees that, as of the date that a final prospectus is made available to it for distribution to prospective purchasers of Registrable Securities, such Investor will cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Securities. Each Investor further agrees that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 4.5(a)(vii), such Investor will discontinue such Investor’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.5(a)(vii) and, if so directed by Parent, will deliver to Parent (at Parent’s expense) all copies, other than permanent file copies, then in such Investor’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If any event of the kind described in Section 4.5(a)(vii), occurs and such event is the fault solely of an Investor or Investors due to the inaccuracy of the Investor Information provided by such Investor(s) for inclusion in the registration statement, then such Investor (or Investors) will pay all Expenses attributable to the preparation, filing and delivery of any supplemented or amended prospectus contemplated by Section 4.5(a)(vii).

4.6    Underwritten Offerings.

(a)    Requested Underwritten Offerings. If requested by the underwriters in connection with a request for a Registration under Section 4.1(a) that is a firm commitment underwritten offering, then Parent and each Selling Investor will enter into a firm commitment underwriting agreement with such underwriters for such offering, such agreement to (i) be reasonably satisfactory in substance and form to Parent and the Selling Investor owning the largest number of shares of Registrable Securities to be included in such Registration and (ii) contain such representations and warranties by Parent and each Selling Investor and such other terms as are customary in agreements of that type, including indemnification and contribution to the effect and to the extent provided in Section 4.9.

(b)    Piggyback Underwritten Offerings; Priority.

(i)    If Parent proposes to Register any of its securities under the U.S. Securities Act for its own account as contemplated by Section 4.2 and such securities are to be distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering advises Parent in writing (with a copy to the Piggyback Requesting Investors) that if all shares of Registrable Securities requested to be included in such Registration were so included, in such underwriter’s opinion, the number and type of securities proposed to be included in such Registration would exceed the number and type of securities that could be sold in such offering within a price range acceptable to Parent (such writing to state the basis for the underwriter’s opinion and the approximate number and type of securities that may be included in such offering without such effect), then Parent will include in such Registration pursuant to Section 4.2, to the extent of the number and type of securities that Parent is so advised can be sold in such offering, (A) first, securities that Parent proposes to issue and sell for its own account, (B) second, shares of Registrable Securities requested to be Registered by Piggyback Requesting Investors pursuant to Section 4.2, pro rata among the Piggyback Requesting Investors on the basis of the number of shares of Registrable Securities requested to be Registered by all such Piggyback Requesting Investors, and (C) third, other securities, if any.

(ii)    Any Investor may withdraw its request to have all or any portion of its Registrable Securities included in any such offering by notice to Parent within 10 days after receipt of a copy of a notice from the managing underwriter pursuant to this Section 4.6(b).

(c)    Investors to be Parties to Underwriting Agreement. The holders of Registrable Securities to be distributed by underwriters in an underwritten offering contemplated by Section 4.6(b) will be parties to the underwriting agreement between Parent and such underwriters, and any such Investor, at its option, may reasonably require that any or all of the representations and warranties by, and the other agreements on the part of, Parent to and for the benefit of such underwriters will also be made to and for the benefit of such Investor and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Investor. Neither such Investor nor any of its Affiliates will be required to make any representations or warranties to or agreements with Parent or the underwriters other than representations, warranties or agreements regarding such Investor or Affiliate, such holder’s shares of Registrable Securities and such holder’s intended plan of distribution.

(d)    Holdback Agreements.

(i)    Each Investor agrees, unless otherwise agreed to by the managing underwriter for any underwritten offering pursuant to this Agreement, not to effect any sale or distribution of any equity securities of Parent or securities convertible into or exchangeable or exercisable for equity securities of Parent, including any sale under Rule 144 under the U.S. Securities Act, during the 10 days prior to the date on which an underwritten Registration of Registrable Securities pursuant to Section 4.1 or Section 4.2 has become effective and until 90 days after the effective date of such underwritten registration, except as part of such underwritten Registration or to the extent that such Investor is prohibited by applicable Law from agreeing to withhold securities from sale or is acting in its capacity as a fiduciary or an investment adviser. Without limiting the scope of the term “fiduciary,” a holder will be deemed to be acting as a fiduciary or an investment adviser if its actions or the securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended, or if such securities are held in a separate account under applicable insurance law or regulation.

(ii)    Parent agrees (A) not to effect any public offering or distribution of any equity securities of Parent, or securities convertible into or exchangeable or exercisable for equity securities of Parent, during the 10 days prior to the date on which any underwritten Registration pursuant to Section 4.1(a) or Section 4.2 has become effective and until 90 days after the effective date of such underwritten registration, except as part of such underwritten registration, and (B) to cause each holder of any equity securities, or securities convertible into or exchangeable or exercisable for equity securities, in each case acquired from Parent at any time on or after the Closing Date (other than in a public offering), to agree not to effect any public offering or distribution of such securities during such period.

(iii)    The foregoing restrictions are in addition to any share holdback agreements to which an Investor is party.

4.7    Preparation: Reasonable Investigation.

(a)    Registration Statements. In connection with the preparation and filing of each registration statement under the U.S. Securities Act pursuant to this Agreement, Parent will (i) give representatives (designated to Parent in writing) of each Selling Investor, the underwriters, if any, and one firm of counsel, one firm of accountants and one firm of other agents retained on behalf of all underwriters and one firm of counsel, one firm of accountants and one firm of other agents retained on behalf of the Selling Investors (as a group), the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, (ii) upon reasonable advance notice to Parent, give each of them such reasonable access to all financial and other records, corporate documents and properties of Parent and its Subsidiaries as necessary, in the reasonable opinion of such Selling Investors’ and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the U.S. Securities Act, and (iii) upon reasonable advance notice to Parent, provide such reasonable opportunities to discuss the business of Parent with Parent’s officers, directors and employees and the independent public accounting firm that has certified Parent’s financial statements as is necessary, in the reasonable opinion of such Selling Investors’ and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the U.S. Securities Act.

(b)    Confidentiality. Each Investor will maintain the confidentiality of any confidential information received from or otherwise made available by Parent to such Investor. Information that (i) is or becomes available to an Investor from a public source other than as a result of a disclosure by such Investor or any of its Affiliates, (ii) is disclosed to an Investor by a third-party source that the Investor reasonably believes is not bound by an obligation of confidentiality to Parent, (iii) is or becomes required to be disclosed by an Investor by law, including by court order, or (iv) is independently developed by an Investor, will not be deemed to be confidential information for purposes of this Agreement. No Investor will grant access, and Parent will not be required to grant access, to information under this Section 4.6 to any Person that will not agree to maintain the confidentiality (to the same extent an Investor is required to maintain confidentiality) of any confidential information received from or otherwise made available to such Investor by Parent under this Agreement.

4.8    Postponements.

(a)    Failure to File. If Parent fails to file any registration statement to be filed pursuant to a request for Registration under Section 4.1(a), the Demanding Investor requesting such Registration will have the right to withdraw the request for registration. Any such withdrawal must be made by giving written notice to Parent within 20 days after, in the case of a request pursuant to Section 4.1(a), the date on which a registration statement would otherwise have been required to have been filed with the SEC under Section 4.5(a)(i). In the event of such withdrawal, the request for Registration will not be counted for purposes of determining the number of registrations to which the Investor is entitled pursuant to Section 4.1. Parent will pay all Expenses incurred in connection with a request for Registration withdrawn pursuant to this paragraph.

(b)    Adverse Effect. Parent will not be obligated to file any registration statement, or file any amendment or supplement to any registration statement, and may suspend any Selling Investor’s rights to make sales pursuant to any effective registration statement, at any time (but not to exceed two times in any 12-month period) Parent, in the good faith judgment of the Parent Board, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would adversely affect a pending or proposed public offering of Parent’s securities, a material financing, or a material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto. The filing of a registration statement, or any amendment or supplement thereto, by Parent cannot be deferred, and the Selling Investors’ rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the immediately preceding sentence for more than 10 days after the abandonment or consummation of any of the foregoing proposals or transactions or for more than 60 days after the date of the Parent Board’s determination referenced in such sentence. If Parent suspends the Selling Investors’ rights to make sales pursuant hereto, the applicable Registration period will be extended by the number of days of such suspension.

4.9    Indemnification.

(a)    By Parent. In connection with any registration statement filed by Parent pursuant to Section 4.1 or Section 4.2, to the fullest extent permitted by law, Parent will and hereby agrees to indemnify and hold harmless (i) each Investor and seller of any Registrable Securities covered by such registration statement, (ii) each other Person who participates as an underwriter in the offering or sale of such securities, (iii) each other Person, if any, who controls (within the meaning of the U.S. Exchange Act) such Investor or seller or any such underwriter, and (iv) their respective shareholders, members, directors, officers, managers, employees, partners, agents and Affiliates (each, a “Parent Indemnitee”), in each case against any losses, claims, damages, liabilities (including actions or proceedings, whether commenced or threatened, in respect thereof, whether or not such indemnified party is a party thereto), joint or several, and expenses, including the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation, in each case to which such Parent Indemnitee may become subject under the U.S. Securities Act or otherwise (collectively, a “Loss” or “Losses”), to the extent such Losses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were Registered or otherwise offered or sold under the U.S. Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus related thereto, or any amendment or supplement thereto, or any document incorporated by reference therein (collectively, “Offering Documents”), (B) any omission or alleged omission to state in such Offering Documents a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading, or (C) any violation by Parent of any federal or state law, rule or regulation applicable to Parent and relating to action required of or inaction by Parent in connection with any such registration; provided, however, that, Parent will not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Documents in reliance upon and in conformity with information furnished to Parent in writing by or on behalf of such Parent Indemnitee stating that it is for use therein; and provided, further, that Parent will not be liable to any Person who participates as an underwriter in the offering or sale of shares of Registrable Securities, or who controls (within the meaning of the U.S. Exchange Act) such underwriter, in any such case to the extent that any such Loss arises out of such Person’s failure to send or give a copy of the final prospectus (including any documents incorporated by reference therein), as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. The foregoing indemnity will remain in full force and effect regardless of any investigation made by or on behalf of any Parent Indemnitee and will survive the transfer of such securities by such Parent Indemnitee.

(b)    By Investors and Sellers. In connection with any registration statement filed by Parent pursuant to Section 4.1 or Section 4.2 in which an Investor has Registered for sale shares of Registrable Securities, each such Investor or seller of shares of Registrable Securities will, and hereby agrees to, indemnify and hold harmless to the fullest extent permitted by Law (i) Parent and each of its directors, officers, employees, agents, Affiliates and each other Person, if any, who controls (within the meaning of the U.S. Exchange Act) Parent and (ii) each other seller and such other seller’s directors, officers, managers, agents and Affiliates (each, an “Investor Indemnitee”), in each case against all Losses to the extent such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made by Parent in reliance upon and in conformity with information furnished to Parent in writing by or on behalf of such Investor or other seller of shares of Registrable Securities stating that it is for use therein; provided, however, that the liability of such indemnifying party under this Section 4.9(b) will be limited to the amount of the net proceeds (after giving effect to underwriting discounts and commissions) received by such indemnifying party in the sale of Registrable Securities giving rise to such liability. The foregoing indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnitee and will survive the transfer of such securities by such indemnifying party.

(c)    Notice of Loss, Etc. Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a Loss referred to in Section 4.9(a) or Section 4.9(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; but the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 4.9(a) or Section 4.9(b) except to the extent that the indemnifying party is materially and actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, (i) the indemnifying party will be entitled to participate in and, unless in the indemnified party’s reasonable judgment a conflict of interest exists between the indemnified and indemnifying parties in respect of such Loss, to assume and control the defense thereof, at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party, and (ii) after its assumption of the defense thereof, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof. No indemnifying party will be liable for any settlement of any such action or proceeding effected without the indemnifying party’s written consent, which will not be unreasonably withheld. No indemnifying party will, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such Loss or which requires action on the part of the indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

(d)    Contribution. If the indemnification provided for in Section 4.9(a) or Section 4.9(b) are for any reason be unavailable in respect of any Loss, then, in lieu of the amount paid or payable under Section 4.9(a) or Section 4.9(b), the indemnified party and the indemnifying party under Section 4.9(a) or Section 4.9(b), as applicable, will contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of Parent and the prospective sellers of Registrable Securities covered by the registration statement that resulted in such Loss with respect to the statements, omissions or action that resulted in such Loss, as well as any other relevant equitable considerations or (ii) if the allocation provided by the preceding clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect the relative benefits received by Parent, on the one hand, and such prospective sellers, on the other hand, from their sale of Registrable Securities; provided that, for purposes of this clause (ii), the relative benefits received by the prospective sellers will be deemed not to exceed the amount received by such sellers. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the U.S. Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations, if any, of the Selling Investors to contribute as provided in this subsection (d) are not joint but are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement. In addition, no Person will be obligated to contribute amounts under this Section 4.9(d) in payment for any settlement of any Loss effected without such Person’s consent, not to be unreasonably withheld, conditioned or delayed.

(e)    Other Indemnification. Parent will, in connection with any registration statement filed by Parent pursuant to Section 4.1(a) or Section 4.2, and each Investor who has Registered for sale of Registrable Securities will, with respect to any required Registration or other qualification of securities under any federal or state law or regulation of any Governmental Entity other than the U.S. Securities Act, indemnify Investor Indemnitees and Parent Indemnitees, respectively, against Losses, or, to the extent that indemnification will be unavailable to an Investor Indemnitee or a Parent Indemnitee, contribute to the aggregate Losses of such Investor Indemnitee or Parent Indemnitee in a manner similar to that specified in the preceding subsections of this Section 4.9 (with appropriate modifications).

(f)    Indemnification Payments. The indemnification and contribution required by this Section 4.9 will be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when any Loss is incurred and is due and payable.

4.10    Registration Rights to Others. If Parent at any time hereafter provides to any holder of any securities of Parent rights with respect to the Registration of such securities under the U.S. Securities Act, then such rights must not be in conflict with or adversely affect any of the rights provided to the holders of Registrable Securities in, or conflict (in a manner that adversely affects holders of Registrable Securities) with any other provisions included in, this Agreement without the prior written consent of Sponsor and the Roney Representative.

4.11    Adjustments Affecting Registrable Securities. Without the written consent of each Investor, Parent will not affect or permit to occur any combination, subdivision or reclassification of Registrable Securities that would materially and adversely affect the ability of the Investors to include shares of such Registrable Securities in any Registration of Parent’s securities under the U.S. Securities Act or the marketability of such Registrable Securities under any such Registration or other offering.

4.12    Rule 144 and Rule 144A. Parent will take all actions reasonably necessary to enable the Investors to sell Registrable Securities without Registration under the U.S. Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the U.S. Securities Act, (b) Rule 144A under the U.S. Securities Act, or (c) any similar rules or regulations hereafter adopted by the SEC, including Parent’s filing on a timely basis all reports required to be filed under the U.S. Exchange Act. Upon the written request of any Investor, Parent will deliver to such Investor a written statement as to Parent’s compliance with such requirements.

4.13    Calculation of Registrable Securities. For purposes of this Agreement, all references to a percentage or number of shares of Registrable Securities will be calculated based upon the number of shares of Registrable Securities, as the case may be, reported as outstanding in the last periodic report filed with the SEC at the time such calculation is made and will exclude any Registrable Securities owned by Parent or any Subsidiary of Parent.

4.14    Termination of Registration Rights. Parent’s obligations under Section 4.1, Section 4.2 and Section 4.3 to Register Registrable Securities for sale under the U.S. Securities Act with respect to any Investor will terminate on the first date on which no shares of Registrable Securities are held by such Investor.

ARTICLE V MISCELLANEOUS

5.1    Modification or Amendment. This Agreement may be amended and Parent may take action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if Parent has obtained the prior written consent of each Major Investor who then holds at least 5% of the outstanding Common Shares and, during the Roney Director Designation Period, the Roney Representative, but neither Section 1.1 nor the definition of Lock-up Period shall be amended without the prior written consent of any Major Investor that would be adversely affected by the amendment.

5.2    Waiver. The terms and provisions of this Agreement may be waived only by a written document executed by the Party or Parties granting such waiver. Each such waiver will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver. No failure or delay by a Party to exercise any right, power or remedy under this Agreement, and no course of dealing among the Parties, will operate as a waiver of any such right, power or remedy of such Party. All remedies hereunder are cumulative, and the election of any remedy by a Party will not constitute a waiver of the right of such Party to pursue other available remedies. For the avoidance of doubt, Parent may not waive its rights pursuant to Article III without the prior consent of Sponsor.

5.3    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by pdf or other readable electronic format), each such counterpart being deemed to be an original instrument, with the same effect as if the signature thereto and hereto were upon the same instrument, and will become effective when one or more counterparts have been signed by each of the Parties and delivered (including by email or DocuSign) to the other Parties, and all such counterparts will together constitute one and the same agreement. Notwithstanding anything to the contrary in this Agreement, this Agreement will not be effective, and the Parties will have no obligations whatsoever hereunder, unless and until the Closing occurs, it being acknowledged and agreed that the effectiveness of this Agreement is expressly conditioned on the Closing occurring. This Agreement will automatically terminate upon any termination of the Transaction Agreement pursuant to Article VII thereof, and upon such termination will be of no further force or effect. Without limiting the foregoing, any VWE Investor who, pursuant to Section 5.18 of the Transaction Agreement, does not have the right to receive Common Shares at the Closing will be removed as a Party to this Agreement with no further action.

5.4    Governing Law; Venue; Waiver of Jury Trial.

(a)     This Agreement will be construed and enforced in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles that would result in the application of any Law other than the Law of the State of Delaware.

(b)    All actions arising out of or relating to this Agreement will be heard and determined in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). The Parties (i) submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) for the purpose of any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement and (ii) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such action, any claim that they are not subject personally to the jurisdiction of the above-named courts, that the property is exempt or immune from attachment or execution, that any such action is brought in an inconvenient forum, that the venue of such action is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. Each of the Parties agrees that mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 5.6 or such other manner as may be permitted by Law will be valid and sufficient service of process.

(c)    EACH PARTY HEREBY IRREVOCABLY WAIVES, AND WILL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

5.5    Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the other provisions of this Section 5.5, the Parties acknowledge and agree (and further agree not to take any contrary position in any litigation concerning this Agreement) that (a) the Parties will be entitled to an injunction or injunctions, specific performance or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, and that such relief may be sought in addition to and will not limit, diminish or otherwise impair, any other remedy to which they are entitled under this Agreement, (b) the provisions set forth herein are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and will not be construed to limit, diminish or otherwise impair in any respect any Party’s right to specific enforcement, and (c) the right of specific enforcement is an integral part of this Agreement and without that right, none of Parties would have entered into this Agreement. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.5 will not be required to provide any bond or other security in connection with any such order or injunction. For the avoidance of doubt, the other Parties acknowledge and agree that the rights of Parent pursuant to Article V may be specifically enforced by Sponsor.

5.6    Notices. All notices, requests and other communications among the Parties will be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when delivered by FedEx or other nationally recognized overnight delivery service, or (c) when delivered by email (so long as the sender of any such e-mail has not received an e-mail from the applicable server indicating a delivery failure) and promptly confirmed by delivery in person or by post or overnight courier as aforesaid in each case, according to the instructions set forth below, or to such other address or addresses as any such Party may from time to time designate to the others in writing. Such notices will be deemed given: at the time of personal delivery, if delivered in person; one Business Day after being sent, if sent by reputable, overnight delivery service; and at the time sent (so long as the sender of any such e-mail has not received an e-mail from the applicable server indicating a delivery failure), if sent by email prior to 5:00 p.m. local time of the recipient on a Business Day; or on the next Business Day if sent by email after 5:00 p.m. local time of the recipient on a Business Day or on a non-Business Day. Such communications will be delivered:

(a)    If to Parent, then to:

Vintage Wine Estates, Inc.

937 Tahoe Boulevard

Incline Village, NV 89451

E-mail: pat@vintagewineestates.com

with copies (which shall not constitute notice) to:

Foley & Lardner LLP

321 North Clark Street, Suite 3000

Chicago, IL 60654

Attention: Patrick Daugherty

E-mail: pdaugherty@foley.com

(b)    If to the Roney Representative, then to:

Patrick A. Roney

998 Third Green Court

Incline Village, NV 89451

E-mail: pat@vintagewineestates.com

(c)    If to a Roney Investor, then to such Investor (addressed by name) at:

998 Third Green Court

Incline Village, NV 89451

Attention: Patrick A. Roney

E-mail: pat@vintagewineestates.com

(d)    If to a Rudd Investor, then to such Investor (addressed by name) at:

Leslie Rudd Investment Co.

2416 E. 37th Street North

Wichita, KS 67219

Attention: Darrell D. Swank

E-mail: Darrell.Swank@lrico.com

with copies (which shall not constitute notice) to:

Leslie Rudd Investment Co.

2416 E. 37th Street North

Wichita, KS 67219

Attention: Angie Gregory

E-mail: Angie.Gregory@lrico.com

(e)    If to Sponsor, then to:

Bespoke Capital Acquisition Corp.

c/o Bespoke Capital Partners

115 Park Street, 3rd Floor

London, W1K 7AP, United Kingdom

Attention: Mark Harms

Email: mark.harms@bespokecp.com

with copies (which shall not constitute notice) to:

Jones Day

250 Vesey Street

New York, NY 10281

Attention: Robert A. Profusek

E-mail: raprofusek@jonesday.com

(f)    If to Fund Investor, then to the person and at the place specified in the signature pages hereto.

(g)    If to a Sebastiani Investor, then to the person and at the place specified in the signature pages hereto.

5.7    Entire Agreement. This Agreement and, as among the Company, Parent and Sponsor, the Transaction Agreement, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof. Without limiting the generality of the foregoing, the Registration Rights Agreement dated as of February 3, 2021 among certain of the Parties and Vintage Wine Estates, Inc., a California corporation, is superseded by this Agreement effective and conditioned upon the occurrence of the Closing without further action.

5.8    No Third-Party Beneficiaries. The representations, warranties and covenants set forth herein are solely for the benefit of the Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder.

5.9    Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, then (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

5.10    Interpretation; Construction.

(a)    The headings herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” All pronouns and all variations thereof will be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require. Where a reference in this Agreement is made to any agreement (including this Agreement), contract, statute or regulation, such references are to, except as context may otherwise require, the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); and to any section of any statute or regulation including any successor to the section and, in the case of any statute, any rules or regulations promulgated thereunder. All references to “days” will be to calendar days unless otherwise indicated as a “Business Day.”

(b)    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

5.11    Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of Parent and, in the case of an assignment or delegation by the Roney Representative, Sponsor. Any purported assignment in violation of this Agreement is void.

5.12    Remedies. This Agreement may only be enforced, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought, against the entities that are expressly named as Parties and then only with respect to the representations, warranties, covenants or other obligations or agreements set forth herein with respect to such Party.

5.13    Further Assurances; Joint Filing Agreement. Without further consideration, each Party will execute and deliver or cause to be executed and delivered such additional documents and instruments and shall take such further actions as may be reasonably necessary or desirable to effect the transactions contemplated by this Agreement and to disclose this Agreement and such transactions and information pertaining thereto as required by law. Without limiting the generality of the foregoing and with specific reference to Rule 13d-1(k) under the U.S. Exchange Act, each Specified Investors agrees with the other Specified Investors and with the Roney Representative: (i) to the joint filing on behalf of each of them of a statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Shares; (ii) that this Agreement may be included as an exhibit to any and all such joint filings; (iii) to provide all information required with regard to such Specified Investor relative to such statement on Schedule 13D (including any and all amendments thereto); and (iv) that each Person on whose behalf the statement on Schedule 13D is filed is responsible for the timely filing of such statement (and any and all amendments thereto) and for the completeness and accuracy of the information concerning such Person contained therein, it being understood that no such Person is or shall be responsible for the completeness or accuracy of the information concerning the other Persons making the filing unless such Person knows or has a reason to believe that such information is inaccurate.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

RONEY REPRESENTATIVE:

By:
Name:	Patrick A. Roney

SPONSOR:

BESPOKE SPONSOR CAPITAL LP

By:
Name:
Title:

PARENT:

VINTAGE WINE ESTATES, INC.

By:
Name:	Patrick A. Roney
Title:	Chief Executive Officer

FUND INVESTOR:

CASING & CO. F/B/O WASATCH MICROCAP FUND

By:
Name:	Dan Thurber
Title:	General Counsel of Wasatch Global Investors, the investment adviser to the Wasatch Microcap Fund

Notices:

Name:	Dan Thurber
Address:	505 Wakara Way, 3rd Floor Salt Lake City, UT 84108
Email:	dthurber@wasatchglobal.com

VWE INVESTORS:

MARITAL TRUST D UNDER THE LESLIE G. RUDD LIVING TRUST U/A/D 3/31/1999, AS AMENDED

By:
Name:	Darrell D. Swank
Title:	Trustee

By:
Name:	Steven Kay
Title:	Trustee

SLR NON-EXEMPT TRUST UAD 4/21/2018

By:
Name:	Darrell D. Swank
Title:	Trustee

By:
Name:	Steven Kay
Title:	Trustee

By:
Name:	Patrick A. Roney
Title:	Trustee

PATRICK A. RONEY AND LAURA G. RONEY TRUST

By:
Name:	Patrick A. Roney
Title:	Trustee

By:
Name:	Laura G. Roney
Title:	Trustee

SEAN RONEY

By:
Name:	Sean Roney

SONOMA BRANDS II, L.P.

By: Sonoma Brands II GP, LLC, its general partner

By: Sonoma Brands Partners II, LLC, its managing member

By:
Name:	Jonathan Sebastiani
Title:	Managing Member

SONOMA BRANDS II SELECT, L.P.

By: Sonoma Brands II GP, LLC, its general partner

By: Sonoma Brands Partners II, LLC, its managing member

By:
Name:	Jonathan Sebastiani
Title:	Managing Member

SONOMA BRANDS VWE CO-INVEST, L.P.

By: Sonoma Brands II GP, LLC, its general partner

By: Sonoma Brands Partners II, LLC, its managing member

By:
Name:	Jonathan Sebastiani
Title:	Managing Member

Notices:

Name:
Address:
Email:

TGAM AGRIBUSINESS FUND HOLDINGS TP

By: TGAM Agribusiness Fund GP LLC, its general partner

By: AGR Partners LLC Its Sole Member

By:
Name:
Title:

LINDA BUTLER

By:
Name:	Linda Butler

RON COLEMAN

By:
Name:	Ron Coleman

VICKI DAIGNEAULT

By:
Name:	Vicki Daigneault

MARCO DIGIULIO

By:
Name:	Marco Digiulio

MICHELL RUGGIRELLO

By:
Name:	Michell Ruggirello

ANNE STEWART

By:
Name:	Anne Stewart

CHUCK SWEENEY

By:
Name:	Chuck Sweeney

NELL SWEENEY

By:
Name:	Nell Sweeney

Annex A

Definitions

The following capitalized terms used herein have the following meanings:

“2028 Annual Meeting” is defined in Section 2.2.

“Agreement” is defined in the Preamble.

“Common Shares” means the shares of common stock of Parent.

“Company” is defined in the Recitals.

“Demand Takedown” is defined in Section 4.2(d)(i).

“Director Designation Period” means either the Roney Director Designation Period or the Sponsor Director Designation Period.

“Effectiveness Period” is defined in Section 4.5(a)(ii).

“Expenses” means all expenses incurred by Parent incident to Parent’s performance of or compliance with its obligations under this Agreement, including (a) all registration, filing and listing fees, (b) all fees, disbursements and other charges of counsel for Parent and of its independent registered public accounting firm, including the expenses incurred in connection with “cold comfort” letters required by or incident to such performance and compliance, and (c) all fees and expenses of other Persons retained by Parent, but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which discounts, commissions and transfer taxes will be borne by the seller or sellers of Registrable Securities in all cases, along with all other expenses incurred by them except for the fees and expenses of one law firm engaged to represent all such Selling Investors.

“Form S-1” means a registration statement on Form S-1.

“Form S-3” means a registration statement on Form S-3 or any similar short-form registration that may be available at such time.

“Form S-4” means a registration statement on Form S-4.

“General Proxy Period” means the period beginning on the Closing Date and ending upon the earlier to occur of (a) seven years from the Closing Date and (b) the date on which the Roney Investors cease to own, in the aggregate, 10% or more of the outstanding Common Shares.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Initial Major Investor Expiration Date” is defined in clause (a) of the definition of Lock-Up Period.

“Initial Non-Founder VWE Investor Expiration Date” is defined in clause (a) of the definition of Lock-Up Period.

“Investors” is defined in the Preamble.

“Investor Indemnitee” is defined in Section 4.9(b).

“Investor Information” is defined in Section 4.5(b).

“Lock-up Period” means:

(a) with respect to each Major Investor (other than any Sebastiani Investor), the period commencing on the Closing Date and ending on (i) with respect to the first Releasing Portion, the date that is 18 months after the Closing Date (the “Initial Major Investor Expiration Date”), (ii) with respect to the next 16 Releasing Portions, the calendar day in each of the following 16 months that is the same calendar day as the Closing Date was with respect to the month in which the Closing occurred (or, if no such day exists in such month, then the last day of such month), and (iii) with respect to any remaining Transaction Common Shares of such Major Investor (other than any Sebastiani Investor) for which the Lock-up Period has not previously expired under clause (a)(i) or (a)(ii), the date that is 35 months after the Closing Date; and

(b) with respect to each Non-Founder VWE Investor and each Sebastiani Investor, the period commencing on the Closing Date and ending on (i) with respect to the first Releasing Portion, the date that is six months after the Closing Date (the “Initial Non-Founder VWE Investor Expiration Date”), (ii) with respect to the next four Releasing Portions, the calendar day in each of the following four months that is the same calendar day as the Closing Date was with respect to the month in which the Closing occurred (or, if no such day exists in such month, then the last day of such month), and (iii) with respect to any remaining Transaction Common Shares of such Non-Founder VWE Investor or such Sebastiani Investor for which the Lock-up Period has not previously expired under clause (b)(i) or (b)(ii), the date that is 11 months after the Closing Date.

“Loss” is defined in Section 4.9(a).

“Major Investors” means Sponsor, the Sebastiani Investors, the Roney Investors and the Rudd Investors.

“Market Price” means, on any date of determination, the average of the daily closing price of the Registrable Securities during the immediately preceding 30 days on which the national securities exchanges are open for trading.

“Material Stock Acquisition” means a transaction in connection with which Parent issues Common Shares representing more than 35% of the Common Shares then outstanding. Common Shares that underlie options or other derivative instruments are deemed “outstanding” for purposes of this definition if and to the extent that they are deemed outstanding under SEC Rule 13d-3.

“Merger” is defined in the Preamble.

“Merger Sub” is defined in the Recitals.

“Minimum Number” means 4% of the total number of Common Shares outstanding as of the relevant date or such lower percentage to which the Roney Representative or Sponsor, as applicable, may agree (such agreement not to be unreasonably withheld, conditioned or delayed) upon the request of the other. Common Shares that underlie options or other derivative instruments are deemed “outstanding” for purposes of this definition if and to the extent that they are deemed outstanding under SEC Rule 13d-3.

“New Registration Statement” is defined in Section 4.2(c).

“Nominating Committee” is defined in Section 2.2(a).

“Non-Founder VWE Investors” means the VWE Investors other than the Sebastiani Investors, the Roney Investors and the Rudd Investors.

“Offering Documents” is defined in Section 4.9(a).

“Parent” is defined in the Preamble.

“Parent Board” means the Board of Directors of Parent, composed of nine directors or such other number of directors as may be specified in the articles of incorporation or bylaws of Parent or as determined by the Parent Board in accordance with such articles or bylaws.

“Parent Indemnitee” is defined in Section 4.9(a).

“Parties” is defined in the Recitals.

“Piggyback Requesting Investor” is defined in Section 4.3(a).

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the U.S. Securities Act and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means the (a) Common Shares issued to the Investors in the Merger (including shares resulting from the Domestication described in Section 1.2(a)(iii) of the Transaction Agreement), (b) the Earnout Shares issuable to the VWE

Investors pursuant to the terms of the Transaction Agreement, (c) all Common Shares issued to the Fund Investor prior to the date of this Agreement, and (d) all Common Shares issued to any Investor with respect to such securities referred to in clauses (a), (b) and (c) by way of any share split, share dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities has become effective under the U.S. Securities Act and such securities have been sold, transferred, disposed of or exchanged in accordance with such registration statement, (ii) such securities have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer have been delivered by Parent and subsequent public distribution of them will not require Registration under the U.S. Securities Act, (iii) such securities have ceased to be outstanding, or (iv) the Registrable Securities are saleable under Rule 144 without volume limitations under Rule 144.

“Releasing Portion” means (a) with respect to each Major Investor (other than a Sebastiani Investor), 1/18 of the Transaction Common Shares held by such Major Investor on the Initial Major Investor Expiration Date (subject to adjustment for any issuance of Earnout Shares, share spilt or similar event or any Transfer of Transaction Common Shares permitted by Article I, in each case after the Initial Major Investor Expiration Date), and (b) with respect to each Non-Founder VWE Investor and each Sebastiani Investor, 1/6 of the Transaction Common Shares held by such Non-Founder VWE Investor or such Sebastiani Investor on the Initial Non-Founder VWE Investor Expiration Date (subject to adjustment for any issuance of Earnout Shares, share spilt or similar event or any Transfer of Transaction Common Shares permitted by Article I, in each case after the Initial Non-Founder VWE Investor Expiration Date).

“Requesting Holder” is defined in Section 4.2(d)(i).

“Resale Shelf Registration Statement” is defined in Section 4.2(a).

“Reserved Matter” means (a) the issuance of equity by Parent or the adoption of any equity plan by Parent, (b) any merger, consolidation or other business combination transaction to which Parent is a party (other than such a transaction resulting in a change of domicile, without more), (c) any transaction pursuant to which any executive officer, director or Affiliate of Parent has an interest that is different from, or in addition to, the interests of Parent shareholders generally, (d) any amendment of Parent’s certificate of incorporation or bylaws (other than an amendment that does not discriminate by its terms against any class, series or group of Parent shareholders or any particular Parent shareholder or adversely affect shareholder rights in a significant respect), and (e) any matter as to which Sponsor is advised in writing by a nationally recognized law firm that the failure to exercise independent judgment would be a breach of any law, exchange listing requirement, fiduciary duty or contract.

“Roney Director Designation Period” is defined in Section 2.2(b).

“Roney Investors” means the Patrick A. Roney and Laura G. Roney Trust and Sean Roney.

“Roney Nominee” is defined in Section 2.2(a).

“Roney Representative” means Patrick A. Roney or, if he is not then living or is then incapcitated, the trustee of the Rudd Investor that owns a plurality of the total Common Shares then held by the Rudd Investors.

“Rudd Investors” means Marital Trust D under the Leslie G. Rudd Living Trust U/A/D 3/31/1999, as amended, the SLR Non-Exempt Trust U/A/D 4/21/2018 and the Rudd Foundation.

“S-3 Eligibility Date” is defined in Section 4.2(a).

“Sebastiani Investors” means Sonoma Brands II, L.P., Sonoma Brands II Select, L.P., and Sonoma Brands VWE Co-Invest, L.P.

“SEC Guidance” is defined in Section 4.2(c).

“Selling Investor” means a holder of Registrable Securities requested to be Registered pursuant to this Agreement.

“Specified Investors” means the Investors other than the Fund Investor.

“Sponsor” is defined in the Preamble.

“Sponsor Director Designation Period” is defined in Section 2.3(c).

“Sponsor Nominee” means any individual designated by Sponsor for inclusion by Parent and the Parent Board, acting through the Nominating Committee, in the slate of nominees recommended to the Parent Shareholders for election as directors at any annual or special meeting of the Shareholders at which directors of Parent are to be elected.

“Transaction Agreement” is defined in the Recitals.

“Transaction Common Shares” is defined in Section 1.1.

“Transfer” means to (a) sell, offer to sell, contract or agree to sell, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Exchange Act with respect to any Common Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b), but not a transfer of an equity interest in an Investor that is an entity.

“TSX” means the Toronto Stock Exchange.

“Underwritten Takedown” means an underwritten public offering of Registrable Securities pursuant to a Resale Shelf Registration Statement, as amended or supplemented.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“VWE Investors” is defined in the Preamble.